EXHIBIT 99.1

Press Release

Ambassadors Group Announces Dissolution Date and Initial Liquidating Distribution

SPOKANE, WA, October 20, 2015 – Ambassadors Group, Inc. (NASDAQ: EPAX) announced today that the company intends to file a certificate of dissolution with the Delaware Secretary of State and to close its stock transfer books and discontinue recording transfers of its common stock as of the close of business on October 23, 2015. The company also plans to file a Form 25 with the Securities and Exchange Commission on such date to delist its common stock from The NASDAQ Stock Market.

The dissolution of the company was approved by its stockholders at a special meeting held on October 13, 2015. In connection with the dissolution, the company’s Board of Directors has approved an initial liquidating distribution of $2.85 per share of the company’s common stock. The distribution will be paid on or about October 29, 2015 to stockholders of record as of the effective date of the certificate of dissolution (including trades through the effective date that settle after the effective date).

Subject to uncertainties inherent in the winding up of its business, Ambassadors Group may make one or more additional liquidating distributions, as the company’s required contingency reserves may be released over time. However, no assurances can be made as to the ultimate amounts to be distributed, if any, or the timing of any such distributions. Any additional liquidating distributions will be made to the stockholders of record as of the effective date of the certificate of dissolution (including trades through the effective date that settle after the effective date).

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements.” These statements are not historical facts but instead represent the Company’s belief or plans regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. The Company’s forward-looking statements are subject to various risks and uncertainties, including the risks and other factors identified herein and in other public disclosures made by the Company from time to time, including in the Company’s periodic and current reports and other filings made by the Company with the Securities and Exchange Commission. As a result, the Company’s actual results may differ materially from those expressed or implied by these forward-looking statements. Forward-looking statements include, without limitation: statements regarding the proposed dissolution and liquidation of the Company and the delisting of the Company’s common stock, including the anticipated timing of filing the certificate of dissolution and the Form 25, and the initial liquidating distribution to be paid to stockholders. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from the Company’s expectations of future results, performance or achievements expressed or implied by such forward-looking statements. Although the Company believes that the expectations reflected in any forward-looking statements are reasonable, it cannot guarantee future events or results. Except as may be required under federal law, the Company undertakes no obligation to update any forward-looking statements for any reason, even if new information becomes available or other events occur.

ABOUT AMBASSADORS GROUP, INC.

Ambassadors Group, Inc. (NASDAQ: EPAX), located in Spokane, Washington, was an education and student travel company.